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                                    October 15, 1999



BINGHAM DANA LLP
150 Federal Street
Boston, Massachusetts 02110-1726
TEL: (617) 951-8000
FAX: (617) 951-8736
www.bingham.com

Boston, New York, Washington,
Los Angeles, Hartford, London
and Singapore

Bell, Boyd & Lloyd
Three First National Plaza
70 West Madison Street
Suite 3300
Chicago, Illinois 60606-4207


     Re:  Nuveen Floating Rate Fund
          -------------------------

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Nuveen Floating Rate Fund, a Massachusetts business trust (the "Fund") in connection with the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission on August 17, 1999, as such Registration Statement is proposed to be amended by Pre-Effective Amendment No. 1 (as proposed to be amended the "Registration Statement"), with respect to certain of its Class A Common Shares, par value $.01 per share (the "Class A Shares"), Class B Common Shares, par value $.01 per share (the "Class B Shares"), Class C Common Shares, par value $.01 per share (the "Class C Shares") and Class R Common Shares, par value $.01 per share (the "Class R Shares", such Class A Shares, Class B Shares, Class C Shares and Class R Shares referred to collectively herein as the "Shares"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in consideration with your opinion to the Fund with respect to the Shares.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

          (b) a copy, as filed with the Secretary of the Commonwealth of Massachusetts on August 16, 1999, of the Fund's Amended and Restated Declaration of Trust dated as of July 16, 1999 and a Certificate of Amendment, dated September 15, 1999, to the Fund's Amended and Restated Declaration of Trust (the "Declaration of Trust");

          (c) a copy of the Fund's Certificate for the Establishment and Designation of Classes designating the Class A Shares, Class B Shares, Class C Shares and Class R Shares, as filed with Secretary of the Commonwealth of Massachusetts on September 29, 1999 (the "Designation of Classes");
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Nuveen Floating Rate Fund
Bell, Boyd & Lloyd
October 15, 1999
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          (d) a Certificate executed by Karen L. Healy, the Assistant Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration of Trust, Designation of Classes, By-Laws and certain resolutions adopted by the Trustees of the Fund; and

          (e) recent drafts of the prospectus and statement of additional information included in the Registration Statement.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the drafts referred to in paragraph (e) above.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. As to our opinion below relating to the due organization and existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such
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Nuveen Floating Rate Fund
Bell, Boyd & Lloyd
October 15, 1999
Page 3


Commonwealth, except that we express no opinion as to any Massachusetts securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Fund is duly organized and existing under the Fund's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Fund's Declaration of Trust, Designation of Classes and By-Laws and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

     We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to reference our name in the Registration Statement under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement and an exhibit to any filing made with respect to the Fund pursuant to Rule 462 under the Securities Act of 1933, as amended.

                              Very truly yours,

                              /s/ Bingham Dana LLP

                              BINGHAM DANA LLP